UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 28, 2010
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 28, 2010, Paul L. Snyder accepted the offer from the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) to join the Board as a new director effective May 3, 2010.  The Company’s Board has not yet made a determination as to the committees of the Company’s Board on which Mr. Snyder will serve.

Paul L. Snyder, 61, retired as a practicing Certified Public Accountant from KPMG in 2009 after 39 years of service, including as KPMG’s Midwest Area Managing Partner.

For his service on the Board of Directors, Mr. Snyder will receive, on a prorated basis, an annual cash retainer of $48,000.  In addition, on May 3, 2010, Mr. Snyder was granted an option to purchase 27,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on such date as well as 2,500 shares of restricted stock.  The options become exercisable in three equal installments on November 1, 2010, November 1, 2011 and November 1, 2012.  The shares of restricted stock are restricted from sale until November 3, 2010.  The options and shares of restricted stock were granted pursuant to the Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors.

Other than as described above, there are no arrangements or understandings between Mr. Snyder and any other persons pursuant to which Mr. Snyder was selected as a director.  Mr. Snyder does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Snyder had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 7.01  Regulation FD Disclosure.

A copy of the press release, dated May 3, 2010, announcing the election of Mr. Snyder is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release, dated May 3, 2010, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Rodney Carter
Rodney Carter
Executive Vice President and Chief Financial
Officer

Date: May 4, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 3, 2010, of Christopher & Banks Corporation.